As filed with the Securities and Exchange Commission on January 30, 1998

                                                     Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                              -------------------

                          E. W. BLANCH HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                41-1741779
      (State or other jurisdiction                   (I.R.S. Employer
    of incorporation or organization)               Identification No.)

            3500 West 80th Street
            Minneapolis, Minnesota                          55431
    (Address of principal executive offices)              (Zip Code)

                       NON-EMPLOYEE DIRECTORS' STOCK PLAN
                          DIRECTORS' STOCK OPTION PLAN
                    EXECUTIVE RESTRICTED STOCK INCENTIVE PLAN
                            1997 STOCK INCENTIVE PLAN
                                 RETIREMENT PLAN
                            (Full title of the plans)

                                Daniel P. O'Keefe
         Senior Vice President, General Counsel and Corporate Secretary
                           E. W. BLANCH HOLDINGS, INC.
                              3500 West 80th Street
                          Minneapolis, Minnesota 55431
                     (Name and address of agent for service)

                                 (612) 835-3310
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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                                      Proposed       Proposed
  Title of                            maximum        maximum
securities            Amount to       offering       aggregate       Amount of
   to be                 be           price per      offering      registration
registered (1)       Registered       share(2)       price(2)           fee
--------------------------------------------------------------------------------
Common Stock
($.01 par value)     1,325,000         $33.91     $44,930,750.00   $  13,254.57

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(1)      This Registration Statement also relates to the Rights to purchase fractional shares of Preferred Stock of the Registrant which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, January 24, 1997 pursuant to the terms of the Registrant's Rights Agreement, dated as of January 24, 1997. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates of Common Stock and will be transferred with and only with such Common Stock.

         Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests in the Executive Restricted Stock Incentive Plan and the Retirement Plan and sold pursuant to such plans.

         This Registration Statement does not include shares of Common Stock issuable under the Executive Restricted Stock Incentive Plan or the Retirement Plan which have been previously registered with the Commission (Registration Nos. 333-40441 and 33-62336, respectively).

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c), based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on January 26, 1998.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by E. W. Blanch Holdings, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ending March 31, 1997, June 30, 1997 and September 30, 1997;

         (c) The Company's Current Report on Form 8-K filed February 7, 1997;

         (d) The description of the Company's Common Stock contained in Item 1 of the Registration Statement on Form 8-A dated March 5, 1993, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Registration Statement on Form S-8 and prior to the termination of the offering described herein.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

         Article Thirteenth of the Company's Restated Certificate of Incorporation provides that, to the extent permitted by the Delaware General Corporation Law, the Company shall indemnify any person made a party to any action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company. Article Thirteenth further provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty

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of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under the Delaware statutory provision making directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for any transaction from which the director derived an improper personal benefit.

         A provision regarding indemnification of officers and directors of the Company to the extent permitted by Section 145 of the Delaware General Corporation Law is contained in the Company's Bylaws.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  EXHIBITS.

         4.1 Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

         4.2 Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 33-59198)

         5.1      Opinion and Consent of Dorsey & Whitney LLP

         23.1     Consent of Ernst & Young LLP

         23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

         24.1     Power of Attorney

         The Company has submitted or will submit the Retirement Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Retirement Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

A.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 28th day of January, 1998.

                                     E. W. Blanch Holdings, Inc.

                                     By /s/ Daniel P. O'Keefe
                                        -----------------------------------
                                        Daniel P. O'Keefe
                                        Senior Vice President, General Counsel
                                        and Corporate Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 28th day of January, 1998, by the following persons in the capacities indicated.

          Signature                            Title
          ---------                            -----

        *                      Chairman of the Board, Chief Executive
--------------------------     Officer and Director
Edgar W. Blanch, Jr.

        *                      President, Chief Operating Officer
--------------------------     and Director
Chris L. Walker

        *                      Executive Vice President and Chief
--------------------------     Financial Officer
Ian D. Packer

        *                      Executive Vice President and Director
--------------------------
Frank S. Wilkinson, Jr.

        *                      Director
--------------------------
James N. Land, Jr.

        *                      Director
--------------------------
Steven G. Rothmeier

        *                      Director
--------------------------
Paul B. Ingrey

        *                      Director
--------------------------
William B. Madden

        *                      Director
--------------------------
Joseph D. Sargent


*By  /s/ Daniel P. O'Keefe
    ----------------------
     Daniel P. O'Keefe
     Attorney-in-Fact

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                                  EXHIBIT INDEX

Exhibit                                                                    Page
-------                                                                    ----

4.1      Restated Certificate of Incorporation                 Previously Filed

4.2      Bylaws                                                Previously Filed

5.1      Opinion and Consent of Dorsey & Whitney LLP

23.1     Consent of Ernst & Young LLP

23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

24.1     Power of Attorney